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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /

     Check the appropriate box:
     / / Preliminary proxy statement
     / / Definitive proxy statement
     /X/ Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            ALLEGHANY CORPORATION
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                (Name of Registrant as Specified in Its Charter)

                            ALLEGHANY CORPORATION
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                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1

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     (4) Proposed maximum aggregate value of transaction:

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     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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    /1 Set forth the amount on which the filing fee is calculated and state how it was determined.
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                             ALLEGHANY CORPORATION
                               PARK AVENUE PLAZA
                            NEW YORK, NEW YORK 10055
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                         SUPPLEMENT TO PROXY STATEMENT
                              DATED MARCH 28, 1994
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     This supplement to the proxy statement dated March 28, 1994 (the "Proxy
Statement") is being furnished to stockholders of Alleghany Corporation ("Alleghany") in connection with the solicitation of proxies by the Board of Directors of Alleghany for use at the 1994 Annual Meeting of Stockholders of Alleghany to be held at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, on Friday, April 22, 1994 at 2:00 p.m., local time.

     As more fully discussed in the Proxy Statement, at the 1994 Annual Meeting the stockholders will be asked, among other matters, to elect three directors. One of the nominees for election as director is William K. Lavin, who is listed in the Proxy Statement as Chairman of the Board and Chief Executive Officer of Woolworth Corporation ("Woolworth").

     On March 30, 1994, Woolworth announced that it will restate its interim financial results for the fiscal year ended January 29, 1994 and may have to restate its interim financial results for the fiscal year ended January 30, 1993; the restatements were not expected to have an impact on full-year results. The Woolworth Board of Directors appointed a special committee of outside directors to investigate allegations of accounting irregularities, including the accounting procedures that resulted in the need to restate the interim financial results for the fiscal year ended January 29, 1994.

     On April 3, 1994, Woolworth announced that Mr. Lavin has voluntarily relinquished his position as Chairman of the Board and Chief Executive Officer on a temporary basis pending conclusion of the investigation of allegations of accounting irregularities. The announcement indicated that Mr. Lavin has denied any wrongdoing, and has informed Woolworth that the sole reason for his action was to permit Woolworth to conduct business as usual while the investigation proceeds.

     Mr. Lavin has served as a director of Alleghany since September 1992, and is Chairman of the Audit Committee and a member of the Compensation Committee.
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     If you have already executed a proxy in respect of the 1994 Annual Meeting and do not wish to change your proxy, you need not take further action. Stockholders who have not yet executed a proxy, or who wish to change their proxy, should sign and date the enclosed proxy and return it in the enclosed envelope.

     Proxies in the enclosed form received from holders of Alleghany Common Stock will be voted for the election of all three nominees as directors of Alleghany unless stockholders indicate otherwise. At any time prior to their being voted, proxies are revocable by written notice to the Secretary of Alleghany or by appearance at the 1994 Annual Meeting and voting in person.

                 THE DATE OF THIS SUPPLEMENT IS APRIL 7, 1994.

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